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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      DATE OF REPORT (Date of earliest event reported): September 22, 2005

                         AMERICAN GENERAL FINANCE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana                                 1-7422                       35-1313922
(STATE OR OTHER                     (COMMISSION FILE              (IRS EMPLOYER
JURISDICTION OF                         NUMBER)                  IDENTIFICATION
INCORPORATION)                                                          NUMBER)

                  601 N.W. Second Street, Evansville, IN 47708
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       Registrant's telephone number, including area code: (812) 424-8031


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01. Other Events.
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American General Finance, Inc. will be referred to as "AGFI" or collectively with its subsidiaries, whether directly or indirectly owned, as the "Company" or "we".

We anticipate that we will experience additional finance receivable charge-offs due to the impact of Hurricane Katrina. The Company operates approximately 20 branch offices in New Orleans and other affected areas. The timeframe for the reconstruction of the devastated areas and the re-establishment of local populations and livelihoods cannot be predicted at this time. In addition, we have centrally serviced finance receivables with customers from these areas that we anticipate will also be impacted.

Based upon our preliminary estimates, the Company will record an increase to the allowance for finance receivable losses through the provision for finance receivable losses in September 2005 due to the anticipated additional finance receivable charge-offs. This allowance adjustment will decrease net income by approximately $35 million, after-tax. These preliminary estimates involve the exercise of considerable judgment and reflect a combination of ground-up evaluations and industry loss estimates. Due to the unprecedented nature of this event, including legal and regulatory uncertainty, an inability to access portions of the affected areas, the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that our ultimate costs associated with this event will not exceed these estimates.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to the factors mentioned in this Form 8-K, please refer to the AGFI Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the AGFI Annual Report on Form 10-K for the year ended December 31, 2004 and AGFI's past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AGFI operates and the important factors, many of which are outside of our control, which could cause the Company's actual results and financial condition to differ, possibly materially, from those indicated in forward-looking statements. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future events or otherwise.
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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN GENERAL FINANCE, INC.



Date: September 22, 2005                    By: /s/ Donald R. Breivogel, Jr.
                                                ----------------------------
                                                Name:  Donald R. Breivogel, Jr.
                                                Title: Senior Vice President and
                                                         Chief Financial Officer